Exhibit 99.1

MidCap Financial Investment Corporation, Apollo Senior Floating Rate Fund Inc., and Apollo Tactical

Income Fund Inc. Announce Expected Closing Date for Mergers

Dates Announced for Special Cash Payment to Stockholders of

Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc.

New York, NY — July 12, 2024 — MidCap Financial Investment Corporation (NASDAQ: MFIC), Apollo Senior Floating Rate Fund Inc. (NYSE: AFT), and Apollo Tactical Income Fund Inc. (NYSE: AIF) (AFT and AIF, together, the “CEFs”) today announced that the previously announced mergers of the CEFs with and into MFIC are currently expected to close, subject to the satisfaction of customary closing conditions, prior to the opening of the Nasdaq Global Select Market on Monday, July 22, 2024.

In addition, as previously announced, an affiliate of Apollo Global Management Inc. will make a special cash payment of $0.25 per share to each AFT and AIF stockholder in connection with (and subject to) the closing, which will be payable on or around July 22, 2024, to AFT and AIF stockholders of record as of the closing date of the mergers. The $0.25 per share special payment is in addition to the previously declared pre-merger distributions which were declared on July 1, 2024, and which are listed below.

Apollo Senior Floating Rate Fund Inc.

Ex-Dividend Date: July 11, 2024

Record Date: July 11, 2024

Payment Date: July 18, 2024

Distribution Amount Per Share: $0.2463

Apollo Tactical Income Fund Inc.

Ex-Dividend Date: July 11, 2024

Record Date: July 11, 2024

Payment Date: July 18, 2024

Distribution Amount Per Share: $0.2862

Upon the closing of the mergers, stockholders of each CEF will receive a number of MFIC shares based on the ratio of the net asset value (“NAV”) per share of the applicable CEF divided by the NAV per share of MFIC, with the applicable NAVs to be determined shortly before closing (such ratios, the “Exchange Ratios”). The final Exchange Ratios will be announced in a future press release.

Following the closing of the mergers, the common stock of MFIC, as the surviving entity, will continue to trade on the Nasdaq Global Select Market under the ticker symbol “MFIC.” Shares of AFT and AIF common stock are expected to cease trading on The New York Stock Exchange following the close of regular trading on July 19, 2024.

In connection with the mergers, Lazard served as financial advisor and Proskauer Rose LLP as legal counsel to the special committee of MFIC. Keefe, Bruyette & Woods Inc., A Stifel Company, served as financial advisor and Dechert LLP as legal counsel to the special committees of the CEFs. Simpson Thacher & Bartlett LLP served as legal counsel to MFIC, AFT and AIF with respect to the mergers.

About MidCap Financial Investment Corporation

MidCap Financial Investment Corporation (NASDAQ: MFIC) is a closed-end, externally managed, diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). For tax purposes, MFIC has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). MFIC is externally managed by Apollo Investment Management, L.P. (the “MFIC Adviser”), an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“Apollo”), a high-growth global alternative asset manager. MFIC’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. MFIC primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which MFIC generally defines as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, MFIC may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies. For more information, please visit www.midcapfinancialic.com.

About Apollo Senior Floating Rate Fund Inc.

Apollo Senior Floating Rate Fund Inc. (NYSE: AFT) is registered under the 1940 Act as a diversified closed-end management investment company. AFT’s investment objective is to seek current income and preservation of capital by investing primarily in senior, secured loans made to companies whose debt is rated below investment grade and investments with similar economic characteristics. Senior loans typically hold a first lien priority and pay floating rates of interest, generally quoted as a spread over a reference floating rate benchmark. Under normal market conditions, AFT invests at least 80% of its managed assets (which includes leverage) in floating rate senior loans and investments with similar economic characteristics. Apollo Credit Management, LLC, an affiliate of Apollo, serves as AFT’s investment adviser. For tax purposes, AFT has elected to be treated as a RIC under the Code. For more information, please visit www.apollofunds.com/apollo-senior-floating-rate-fund.

About Apollo Tactical Income Fund Inc.

Apollo Tactical Income Fund Inc. (NYSE: AIF) is registered under the 1940 Act as a diversified closed-end management investment company. AIF’s primary investment objective is to seek current income with a secondary objective of preservation of capital by investing in a portfolio of senior loans, corporate bonds and other credit instruments of varying maturities. AIF seeks to generate current income and preservation of capital primarily by allocating assets among different types of credit instruments based on absolute and relative value considerations. Under normal market conditions, AIF invests at least 80% of its managed assets (which includes leverage) in credit instruments and investments with similar economic characteristics. Apollo Credit Management, LLC, an affiliate of Apollo, serves as AIF’s investment adviser. For tax purposes, AIF has elected to be treated as a RIC under the Code. For more information, please visit www.apollofunds.com/apollo-tactical-income-fund.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of MFIC, AFT and AIF, and distribution projections; business prospects of MFIC, AFT and AIF, and the prospects of their portfolio companies, if applicable; and the impact of the investments that MFIC, AFT and AIF expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including those set forth in the “Special Note Regarding Forward-Looking Statements” section in our registration statement on Form N-14 (333-275640) previously filed with the Securities and Exchange Commission (the “SEC”). MFIC, AFT and AIF have based the forward-looking statements included in this press release on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. Although MFIC, AFT and AIF undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that MFIC, AFT, and/or AIF in the future may file with the SEC, including annual reports on Form 10-K, annual reports on Form N-CSR, quarterly reports on Form 10-Q, semi-annual reports on Form N-CSRS and current reports on Form 8-K.

Contact

Elizabeth Besen

Investor Relations Manager for MFIC, AFT and AIF

212.822.0625

ebesen@apollo.com

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